Exhibit 99.1

FORM 27

SECURITIES ACT

MATERIAL CHANGE REPORT UNDER SECTION 85(1) OF THE ACT

ITEM  1.   REPORTING ISSUER

Bravo Resource Partners Ltd.
4155 E. Jewell Ave., Suite 500
Denver, Colorado  80222

ITEM  2.  DATE OF MATERIAL CHANGE

August 21, 2007

ITEM  3.  PRESS RELEASE

August 21, 2007

ITEM  4. SUMMARY OF MATERIAL CHANGE

                  Mr. Ernest Staggs has resigned as Treasurer and Chief Financial Officer.  Mr. Staggs maintains his position as a director of the company.

ITEM  5.  FULL DESCRIPTION OF MATERIAL CHANGE

                   Mr. Ernest Staggs has resigned as Treasurer and Chief Financial Officer of the Company.

ITEM  6.  RELIANCE ON SECTION 85(2) OF THE ACT

This report is not being filed on a confidential basis.

ITEM  7.  OMITTED INFORMATION

There are no significant facts required to be disclosed herein which have been omitted.

ITEM  8.  DIRECTOR/SENIOR OFFICER

Contact:                      Tyrone R. Carter, President

Telephone:                   (303) 475-5691

ITEM  9.  STATEMENT OF SENIOR OFFICER/DIRECTOR

The foregoing accurately discloses the material change referred to herein.

“Tyrone R. Carter”
TYRONE R. CARTER
President

DATED at Denver, Colorado, this 21st  day of August, 2007.